Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
CHIEF EXECUTIVE OFFICER AND PRESIDENT
(515) 232-6251

May 8, 2013

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA - On May 8, 2013, Ames National Corporation (the “Company”) declared a cash dividend of $0.16 per common share.  The dividend is payable August 15, 2013, to shareholders of record at the close of business on August 1, 2013.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO.  The Company’s affiliate banks include:  First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa.  Additional information about the Company can be found at www.amesnational.com.